                                                                       EXHIBIT 2



           ---------------------------------------------------------


                         AGREEMENT AND PLAN OF MERGER

                                 by and among

                 CELLULAR COMMUNICATIONS OF PUERTO RICO, INC.
                           (a Delaware corporation)


                                      and

                             CORECOMM INCORPORATED
                           (a Delaware corporation)

                                      and
                               CORECOM SUB INC.
                           (a Delaware Corporation)

                           ------------------------

                         Dated as of January 31, 1997

                           ------------------------




           ---------------------------------------------------------

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

        AGREEMENT AND PLAN OF MERGER, dated as of January 31, 1997, by and among CELLULAR COMMUNICATIONS OF PUERTO RICO, INC., a Delaware corporation ("CCPR"), CORECOMM INCORPORATED, a Delaware corporation and a wholly-owned subsidiary of CCPR ("CoreComm"), and CORECOMM SUB INC., a Delaware corporation and a wholly-owned subsidiary of CORECOMM ("CoreComm Sub").

        This Agreement provides for the merger of CoreComm Sub with and into CCPR (the "Merger"), which will be the surviving corporation, in accordance with
Section 251(g) of the General Corporation Law of the State of Delaware (the "DGCL"), upon the terms and conditions set forth herein and in accordance with the applicable provisions of the DGCL. The purpose of the Merger is to implement a holding company organizational structure under which CoreComm would be the holding company for CCPR's operating subsidiaries and CCPR would become a direct wholly-owned subsidiary of CoreComm.

        The respective Boards of Directors of CCPR, CoreComm and CoreComm Sub have approved the Merger upon the terms and subject to the conditions set forth herein.

        Accordingly, in consideration of the mutual promises and agreements set forth herein, and in order to set forth the terms and conditions of the

Merger and the mode of carrying the same into effect, the parties hereby agree as follows:

        1.      The Merger:
                ----------

        1.1     The Merger.  At the Effective Time (as defined in Section 1.3
                ----------
hereof), and subject to the terms and conditions of this Agreement and the DGCL, CoreCom Sub shall be merged with and into CCPR in the Merger, the separate corporate existence of CoreCom Sub shall thereupon cease, and CCPR shall be the surviving corporation in the Merger (the "Surviving Corporation").

        1.2     Surviving Corporation.  At the Effective Time, CCPR shall
                ---------------------
continue its corporate existence under the laws of the State of Delaware and shall thereupon and thereafter possess all rights, privileges, powers and franchises and all property of CoreCom Sub and shall be subject to all debts, liabilities and duties of CoreCom Sub, all as provided under the DGCL.

        1.3     Effective Time of the Merger.  The Merger shall become effective
                ----------------------------
and be consummated when the Surviving Corporation shall have caused to be filed a certified copy of this Agreement with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") in accordance with the DGCL (the "Effective Time"), as set forth in Section 3.4 hereof.

        1.4     Certificate of Incorporation of the Surviving Corporation.
                ---------------------------------------------------------
Immediately following the Effective Time, the Certificate of Incorporation of

CCPR, as amended and restated and in effect immediately prior to the Effective Time, shall be restated as set forth in Exhibit B and as so amended and restated shall thereafter continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until further amended or restated as provided therein and under the DGCL.

          1.5  By-Laws of the Surviving Corporation. The By-Laws of CCPR (as
               ------------------------------------
amended and restated effective December 4, 1991), as in effect immediately prior to the Effective Time, shall continue in full force and effect as the By-Laws of the Surviving Corporation until thereafter amended or repealed as provided therein and under the DGCL.

          1.6  Directors and Officers of the Surviving Corporation. At the
               ---------------------------------------------------
Effective Time, the directors and officers of the Surviving Corporation shall be those persons listed on Exhibit A attached hereto, in the case of directors, until their successors are elected and qualified and, in the case of officers, to serve at the pleasure of the Board of Directors of the Surviving Corporation.

          2.   Conversion of Securities and Assumption of Certain Obligations.
               --------------------------------------------------------------

          2.1  Conversion of Securities. At the Effective Time, by virtue of the
               ------------------------
Merger and without any action on the part of CCPR, CoreComm, CoreCom Sub or the holders of any securities of the foregoing corporations:

               2.1.1  Common Stock of CoreCom Sub. Each share of common stock,
                      ---------------------------
par value $0.01 per share, of CoreCom Sub issued and outstanding immediately prior to the Effective Time, including each share that is owned by CCPR or its subsidiaries, shall be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation.

               2.1.2  Common Stock of CCPR. Each share of common stock, par
                      --------------------
value $0.01 per share, of CCPR ("CCPR Common Stock") issued and outstanding or held in its treasury immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.01 per share, of CoreComm ("CoreComm Common Stock"), and shall have the same designations, rights and powers and preferences, and the qualifications, limitations and restrictions thereof, as the CCPR Common Stock being converted. Each certificate representing shares of CCPR Common Stock immediately prior to the Effective Time shall be deemed, without the need for any exchange or transfer, to represent the same number of shares of CoreComm Common Stock.

               2.1.3  Common Stock of CoreComm. Each share of CoreComm Common
                      ------------------------
Stock issued and outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist.

           2.1.4  CCPR Stock Options and Other Awards. CoreComm shall assume and
                  -----------------------------------
continue all the rights and obligations of CCPR under the 1992 Stock Option Plan, the Employee Stock Purchase Plan, the Non-Employee Director Stock Option Plan and all other stock option and employee benefit plans and agreements of CCPR (collectively, the "Plans"). The outstanding options and other awards assumed by CoreComm shall be exercisable upon the same terms and conditions as under the Plans immediately prior to the Effective Time, except that, upon the exercise of each such option or award, shares of CoreComm Common Stock shall be issuable in lieu of each share of CCPR Common Stock issuable upon the exercise thereof immediately prior to the Effective Time.

           2.1.5 It is the intent of the parties hereto that CoreComm, as of the Effective Time, be deemed a "successor issuer" for purposes of continuing offerings under the Securities Exchange Act of 1934, as amended.

           2.1.6  Effect on Rights.  As a result of the share-for-share
                  ----------------
conversion of CCPR Common Stock for CoreComm Common Stock pursuant to the Merger and the adoption of the Rights Agreement dated as of January 24, 1992 between CCPR and Continental Stock Transfer & Trust Company, as the Rights Agent, each CCPR preferred stock purchase right will be converted into an identical preferred stock purchase right of CoreComm.

           2.2    Retention of Certificates.  Each outstanding certificate that
                  -------------------------
prior to the Effective Time represented share of CCPR Common Stock shall be deemed, for all corporate purposes, to evidence ownership of the number of shares of CoreComm Common Stock into which such shares of CCPR Common Stock have been converted pursuant to Section 2.1.2 hereof.

           2.3    CCPR Stock Transfer Books.  At the Effective Time, the stock
                  -------------------------
transfer books for the shares of CCPR Common Stock which will be converted to CoreComm Common Stock pursuant to Section 2.1 hereof shall be deemed closed, and no transfer of such shares shall thereafter be made or consummated.

           2.4    Other Agreements.  At the Effective Time, CoreComm shall
                  ----------------
assume any obligation of CCPR to deliver or make available shares of CCPR Common Stock under any agreement or employee benefit plan not referred to in this
Section 2 to which CCPR or any of its subsidiaries is a party. Any reference to CCPR Common Stock under any such agreement or employee benefit plan shall be deemed to be a reference to CoreComm Common Stock and one share of CoreComm Common Stock shall be issuable in lieu of each share of CCPR Common Stock required to be issued by any such agreement or employee benefit plan, subject to subsequent adjustment as provided in any such agreement or employee benefit plan.

           3.     Compliance with Section 251(g) of the DGCL.  Prior to the
                  ------------------------------------------
Effective Time, the parties hereto will take all steps necessary to comply with
Section 251(g) of the DGCL, including without limitation, the following:

           3.1    Certificate of Incorporation and By-Laws of CoreComm.  At the
                  ----------------------------------------------------
Effective Time, the Certificate of Incorporation and By-Laws of CoreComm shall be in the form of the Certificate of Incorporation and By-Laws of CCPR, as in effect immediately prior to the Effective Time.

           3.2    Directors and Officers of CoreComm. At the Effective Time, the
                  ----------------------------------
he directors and officers of CCPR immediately prior to the Effective Time shall be the directors and officers of CoreComm, in the case of directors, until their successors are elected and qualified and, in the case of officers, to serve at the pleasure of the Board of Directors of CoreComm.

           3.3    Listing of CoreComm Common Stock.  The CoreComm Common Stock
                  --------------------------------
to be issued and initially reserved for issuance pursuant to the transactions contemplated herein shall have been approved for quotation, upon official notice of issuance, by the Nasdaq National Market.

           3.4    Filings.  At the Effective Time, the Surviving Corporation
                  -------
shall cause a certified copy of this Agreement to be executed and filed with the Delaware Secretary of State. At the Effective time, to the extent necessary to effectuate the amendments to the certificates of incorporation of the Surviving

Corporation and CoreComm contemplated by this Agreement, each of the Surviving Corporation and CoreComm shall cause to be filed with the Delaware Secretary of State such certificates or documents required to give effect thereto.

     4.   Miscellaneous.
          -------------

     4.1  Amendment. At any time prior to the Effective Time, the parties
          ---------
hereto may, to the extent permitted by the DGCL, by written agreement amend, modify or supplement any provision of this Agreement.

     4.2  Termination. This Agreement may be terminated and the Merger
          -----------
abandoned by the Board of Directors or duly authorized committees thereof of CCPR at any time prior to the filing of the certified copy of this Agreement with the Delaware Secretary of State.

     4.3  Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

     4.4  Headings. The headings set forth herein are for convenience only and
          --------
shall not be used in interpreting the text of the section in which they appear.

     4.5  Counterparts. This Agreement may be executed in one or more
          ------------
counterparts which together shall constitute a single agreement.

          IN WITNESS WHEREOF, CCPR, CoreComm and CoreCom Sub, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors, have caused this Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.


                                      CELLULAR COMMUNICATIONS OF
                                           PUERTO RICO, INC.



                                      By: /s/ Richard J. Lubasch
                                         --------------------------------
                                           Richard J. Lubasch
                                           Senior Vice President-General Counsel
                                           and Secretary


                                      CORECOMM INCORPORATED


                                      By: /s/ Richard J. Lubasch
                                         --------------------------------
                                           Richard J. Lubasch
                                           Senior Vice President-General Counsel
                                           and Secretary


                                      CORECOM SUB INC.


                                      By: /s/ Richard J. Lubasch
                                         --------------------------------
                                           Richard J. Lubasch
                                           Senior Vice President-General Counsel
                                           and Secretary

                           CERTIFICATE OF SECRETARY
                           ------------------------

     The undersigned, Assistant Secretary of CCPR, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that the Agreement and Plan of Merger (the "Agreement") to which this Certificate is attached has been executed on behalf of the Corporation by the Senior Vice President-General Counsel and Secretary, on behalf of CoreCom Sub Inc., a Delaware corporation, by the Senior Vice President-General Counsel and Secretary, and on behalf of CoreComm Incorporated, a Delaware corporation, by the Senior Vice President-General Counsel and Secretary. The Agreement has been adopted by the Board of Directors of the Corporation pursuant to Section 251(g) of the Delaware General Corporation Law and the conditions specified in the first sentence of such subsection have been satisfied.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this 31st day of January, 1997.


                                       /s/ Sandra Barnett
                                       -------------------------------
                                       Sandra Barnett
                                       Assistant Secretary

                                                                       Exhibit A
                                                                       ---------


    Directors and Officers of Cellular Communications of Puerto Rico, Inc.
    ----------------------------------------------------------------------

George S. Blumenthal   Chief Executive Officer, Treasurer and Director
                        (Principal Executive Officer)
J. Barclay Knapp ....  President and Director (Principal Operating and
                        Financial Officer)
Richard J. Lubasch...  Senior Vice President--General Counsel, Secretary and
                        Director
Leigh Costikyan Wood   Vice President--Operations
Gregg Gorelick ......  Vice President--Controller (Principal Accounting Officer)
Stephen M. Shapiro ..  Senior Vice President--General Manager
Jose J. Davila ......  Vice President--Finance

                                                                       Exhibit B
                                                                       ---------

                            CERTIFICATE OF RESTATED
                         CERTIFICATE OF INCORPORATION
                               January 31, 1997

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                 CELLULAR COMMUNICATIONS OF PUERTO RICO, INC.

     The undersigned, Richard J. Lusbasch and Sandra Barnett, certify that they are the Senior Vice President-General Counsel and Assistant Secretary, respectively, of Cellular Communications of Puerto Rico, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), and do hereby certify as follows:

     (1) The name of the Corporation is Cellular Communications of Puerto Rico, Inc.

     (2) The name under which the Corporation was originally incorporated was "EC Acquisition Corp., Inc.," and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 18, 1988.

     (3) This Restated Certificate of Incorporation was duly adopted by stockholder written consent in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

     (4) The text of the Certificate of Incorporation as amended hereby is restated to read in its entity as follows:

         FIRST: The name of the Corporation is CELLULAR COMMUNICATIONS OF
         -----
PUERTO RICO, INC. (hereinafter the "Corporation").

         SECOND: The address of the registered office of the Corporation in the
         ------
State of Delaware is 9 East Loockerman Street, in the City of Dover, County of Kent. The name of its registered agent at the address is National Registered Agents, Inc.

         THIRD: The purpose of the Corporation is to engage in any lawful act
         -----
or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

     FOURTH: The total number of shares of stock which the Corporation shall
     ------
have the authority to issue is 1,000 shares of common stock, par value $0.01 per share (the "Common Stock").

     FIFTH: The business and affairs of the Corporation shall be managed by or
     -----
under the direction of the Board of Directors. The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-laws of the Corporation. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

     SIXTH: Any or all of the directors of the Corporation may be removed from
     -----
office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation then entitled to vote generally in the election of directors, considered for purposes of this Article SIXTH as one class.

     SEVENTH: Any action required or permitted to be taken at any annual or
     -------
special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly noticed and called, as provided in the By-laws of the Corporation, and may not be taken by a written consent of the stockholders pursuant to the GCL.

     EIGHTH: Special meetings of the stockholders of the Corporation for any
     ------
purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board of Directors or the President. Special meetings of the stockholders of the Corporation may not be called by any other person or persons.

     NINTH: No director of the Corporation shall be personally liable to the
     -----
Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article NINTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

          TENTH: In furtherance and not in limitation of the powers conferred by
          -----
statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the By-laws of the Corporation. In addition, the By-laws of the Corporation may be adopted, repealed, altered, amended, or rescinded by the affirmative vote of sixty-six and two-thirds percent (66-2/3%) of the outstanding stock of the Corporation entitled to vote thereon.

          ELEVENTH: Notwithstanding anything contained in this Certificate of
          --------
Incorporation to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with Articles FIFTH, SEVENTH, EIGHTH, NINTH and TENTH of this Certificate of Incorporation.

          TWELFTH: The Corporation reserves the right to repeal, alter, amend,
          -------
or rescind any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

          THIRTEENTH: Any act or transaction by or involving the Corporation
          ----------
that requires for its adoption under the GCL or under this Certificate of Incorporation the approval of the Corporation's stockholders shall, pursuant to
Section 251(g) of the GCL, require, in addition, the approval of the stockholders of the Corporation's holding company, CoreComm Incorporated, or any successor by merger, by the same vote as is required by the GCL and/or by the Certificate of Incorporation of the Corporation.

          IN WITNESS WHEREOF, Cellular Communications of Puerto Rico, Inc. has caused its corporate seal to be hereunto affixed and this Restated Certificate of Incorporation to be signed by Richard J. Lubasch, its Senior Vice President-General Counsel and attested by Sandra Barnett, its Assistant Secretary, this 31st day of January, 1997.


                                          CELLULAR COMMUNICATIONS
                                               OF PUERTO RICO, INC.


                                               By: /s/ Richard J. Lubasch
                                                   -----------------------------
                                                   Richard J. Lubasch
                                                   Senior Vice President-General


[SEAL APPEARS HERE]
ATTEST:




---------------------
Sandra Barnett
Assistant Secretary